                                                                    Exhibit 10.1

                      MASTER CUSTOMER SERVICES AGREEMENT


     This Master Customer Services Agreement (the "Agreement") is made and entered into as of January 23, 1998 by and between Borden Foods Corporation, a Delaware corporation ("BFC"), and Eagle Family Foods, Inc, a Delaware corporation ("Customer").

     This Agreement is entered into in connection with the Asset Purchase Agreement, dated as of November 24, 1997, by and among BFC, BFC Investments, L.P., a Delaware limited partnership, and Customer (the "Purchase Agreement"). Capitalized terms not defined herein have the meaning ascribed to them in the Purchase Agreement.

     1.   Customer Services.  Commencing as of the closing of the transactions
          -----------------
described in the Purchase Agreement (the "Effective Date"), BFC shall provide or cause to be provided, subject to Section 2(b), the services set forth on Exhibit A hereto (the "Exhibit A Services"), Exhibit B hereto (the "Exhibit B Services") and Exhibit C hereto (the "Exhibit C Services" and, together with the Exhibit A Services and the Exhibit B Services, the "Customer Services"), provided, however, that Customer Services shall not include any brand marketing, field sales, financial analysis, any legal services or any services to be provided under the Canadian Agreements. Customer Services shall be in all material respects the same type, quality and level of service as provided to the Business by BFC or its affiliates at comparable times and periods during the one-year period prior to the Effective Date. Customer understands and agrees that BFC may cause any of such services to be provided through any of BFC's affiliates. In addition, BFC and Customer agree to act in accordance with the general principles set forth on Exhibit D hereto.

     2.   Customer Services.
          -----------------

          (a) Fee.  In exchange for the Customer Services provided hereunder,
              ---
Customer shall pay to BFC the monthly or unit fee for each of the services set forth on Exhibit A, Exhibit B or Exhibit C, as applicable (the "Services Fees"), provided, however, that (i) with respect to the Exhibit B Services, Customer
--------  -------
shall not be required to pay any Services Fees for Exhibit B Services which are provided during the 90-day period commencing on the Closing Date and (ii) with respect to Exhibit C Services, Customer shall pay the percentage of Services Fees set forth below for Exhibit C Services which are provided during the applicable period set forth below.

          Time Period                           % of Services Fees
          -----------                           ------------------

          135-day period commencing
          on the Closing Date                           0%

          next 60 days                                 25%


          Time Period                           % of Services Fees
          -----------                           ------------------

          next 60 days                                 50%

          next 60 days                                 75%

          thereafter                                  100%

Changes to services or fees mutually agreed to by the parties shall be commemorated in writing from time to time, during the term hereof. In respect of each calendar quarter, Customer shall pay the Services Fees quarterly in arrears within thirty (30) days of its receipt of a reasonably detailed invoice for the Services Fees during such quarter. Monthly fees for any Customer Services shall be prorated on a per diem basis to the extent such Customer Services shall have been provided for a partial month as of the end of any calendar quarter. Unpaid amounts will bear interest at the rate of one and one-half percent (1 1/2%) per month after thirty (30) days.

          (b) Term; Discontinuation and Termination of Customer Services.  The
              ----------------------------------------------------------
term of this Agreement shall commence as of the Effective Date and end on the date that is 18 months after the Effective Date (the "Term"). In any event, either party hereto may terminate this Agreement as provided in Section 8 below. Notwithstanding anything contained herein to the contrary and subject to the following sentences of this Section 2(b), Customer shall not be obligated to purchase or accept any customer services. Customer will give to BFC at least thirty (30) days prior written notice of its intent (i) not to take any Customer Service as of the Effective Date or (ii) not to continue any Customer Service. In the event of such termination, Customer will pay the Services Fees with respect to such terminated Customer Services for the thirty (30) day period following such notice at the higher of (i) the average of the rates charged for such Customer Services during the prior sixty (60) days or (ii) the hourly or other unit based charge for such Customer Services actually used.

          (c) Rights to New Ideas.  The parties acknowledge that performance of
              -------------------
this Agreement by BFC may result in the development of new proprietary and secret concepts, methods, techniques, processes, adaptations or ideas ("Proprietary Rights"). In such event, the parties agree to negotiate in good faith an agreement with respect to the ownership and/or use of such Propriety Rights which shall fairly recognize the contributions of each party, both financial and non-financial, to the development thereof. If the parties are unable to reach agreement, the dispute will be submitted to binding arbitration in accordance with American Arbitration Association Rules.

     3.   Independent Contractor.  Unless otherwise agreed in an exhibit for a
          ----------------------
particular project, BFC represents and warrants that it is an independent contractor under this Agreement and that its employees performing services hereunder shall be deemed to remain its employees subject to its direction and control. BFC shall have sole responsibility for compliance with all laws relating to the employer/employee relationship between BFC and such employees, including, but not limited to, federal, state, and/or local laws on hours of labor, wages, worker's compensation, unemployment compensation, insurance and social security benefits.

     4.   Insurance.  BFC shall provide the following insurance coverage during
          ---------
the term of this Agreement and shall obtain such insurance from companies selected by BFC:

          (a) Worker's Compensation Insurance as required by the laws of the State of Ohio;

          (b) Employees Liability Insurance in such customary amounts carried by employers in a like business; and

          (c) Comprehensive General Liability and Property Damage Insurance including Contractual Liability coverage with Bodily Injury Limits of Five Hundred Thousand Dollars ($500,000) each person, One Million Dollars ($1,000,000) each occurrence, One Million Dollars ($1,000,000) aggregate operations and One Million Dollars ($1,000,000) aggregate contractual.

     5.   Litigation and Other Proceedings.  In the event that Customer (or any
          --------------------------------
of its officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreement (as to indemnification or otherwise), BFC (and its employees, officers and directors) shall (i) comply with any reasonable requests by Customer for assistance in connection with such litigation or other proceedings (including the provision of information and making available employees as witnesses) and
(ii) coordinate strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to BFC's interests. In connection with the assistance provided by BFC under this paragraph, BFC shall be reimbursed for its reasonable out-of-pocket expenses including, but not limited to travel, temporary lodging and photocopying. However, BFC shall not be entitled under this paragraph to any reimbursement of salaries, wages or benefits paid to its employees.

     6.   Cooperation; No Agency.  Customer and BFC shall cooperate with each
          ----------------------
other with respect to all provisions of this Agreement and the Customer Services provided hereunder. However, this Agreement creates no agency relationship between Customer and BFC except as may be otherwise required for purposes of this Agreement.

     7.   Limitation of Liability.  Customer, its controlling persons, if any,
          -----------------------
directors, officers, affiliates, employees, agents and permitted assigns (each, a "Customer Party") shall not be liable to BFC, its directors, officers, affiliates, employees, agents or permitted assigns (each, a "BFC Party") and each BFC Party shall not be liable to any Customer Party, in each case, for any special, indirect, incidental or consequential damages, arising in connection with this Agreement or the Customer Services provided hereunder.

     8.   Default and Termination.
          -----------------------

     8.1  Any of the following shall constitute an event of default:

          (a) Customer fails to cure any non-payment of a Services Fee or other amount due and owing hereunder within thirty (30) days of receipt of written notice of the existence of an event of default; or

          (b) Either party fails to perform any other material obligation under this Agreement and such failure remains uncured for more than thirty (30) days after receipt of written notice thereof.

     8.2 If any event of default occurs, the non-defaulting party, in addition to any other rights available to it under law or equity, may terminate this Agreement by giving written notice to the defaulting party. Remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.

     8.3 The failure by a party to exercise any right hereunder shall not operate as a waiver of such party's right to exercise such right or any other right in the future.

     8.4 Upon the termination of any Customer Service with respect to which BFC holds books, records, files or any other documents owned by Buyer, BFC will return all of such books, records, files and any other documents to Buyer as soon as reasonably practicable. In addition, upon the termination of any Customer Service which involved the compilation of data on BFC's computer systems, BFC shall as soon as reasonably practicable deliver to Buyer on magnetic media in readable format mutually acceptable to the parties, which format shall be capable of being read by a computer mutually acceptable to the parties, all data files maintained by BFC to the extent such files contain information which is the property of Buyer, together with printed file descriptions sufficient to identify such data files and their contents and structure.

     9.   Indemnification.
          ---------------

          (a) Subject to Section 7 and Section 17 hereof, BFC shall protect, indemnify, defend and hold Customer harmless from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) (collectively referred to as "Damages"), caused by or arising in connection with the non-performance of its obligation to provide Customer Services or the negligence or willful misconduct of any employee or agent of BFC in connection therewith, except to the extent that Damages were caused directly or indirectly by acts or omissions of any Customer employee or agent. In the event that Customer knows of a claim that may be the subject of indemnification under this paragraph, it shall promptly notify BFC of such claim and BFC, in its sole discretion, may defend, settle, or otherwise litigate such claim.

          (b) Subject to Section 7 and Section 17 hereof, Customer shall protect, indemnify, defend and hold BFC harmless from and against all Damages of any kind or nature, caused by or arising in connection with the negligence or willful misconduct of any employee or agent of Customer in connection with this Agreement, except to the extent that Damages were caused directly or indirectly by acts or omissions of any BFC employee or agent. In the event that BFC knows of a claim that may be the subject of indemnification under this paragraph, it shall promptly notify Customer of such claim and Customer, in its sole discretion, may defend, settle, or otherwise litigate such claim.

     10.  Indemnity For Infringement.  BFC represents, guarantees and warrants
          --------------------------
to Customer that the systems, programs and services covered by this Agreement shall not violate or infringe any license agreement to which BFC or any of its affiliates is a party, or any patent, trademark, trade name or copyright, provided same are used by Customer in accordance with the terms of this Agreement.

          BFC shall protect, defend, indemnify and hold harmless Customer and its employees, subsidiaries and affiliates against any Damages resulting from or arising out of any breach or alleged breach of the warranties stated in this
Section 10, unless such breach or alleged breach was caused by the misuse, negligence or willful misconduct of Customer.

          In the event that a final injunction shall be obtained against the Customer's use of the systems, software or programs by reason of such violation or infringement, or if in BFC's opinion the systems, software or programs are likely to become the subject of a claim of infringement, BFC will, at its option and at its expense, either procure for Customer the right to continue using the systems, software or programs, replace or modify the same so that they become non-infringing at no additional cost to Customer.

     11.  Information.  Subject to applicable law and privileges, each party
          -----------
hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required for its compliance with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

     12.  Confidential Information.  (a) BFC agrees that all records, data,
          ------------------------
files, input materials, reports, forms and other data received, computed, developed, used and/or stored pursuant to this Agreement which are related to the Business are the exclusive property of Buyer and that all such records and data shall be furnished to Buyer in available machine readable form as soon as reasonably practicable upon termination of this Agreement for any reason whatsoever. Moreover, upon Buyer's request, at any time or times while this Agreement is in effect, BFC shall as soon as reasonably practicable deliver to Buyer any or all of the data and records held by BFC pursuant to this Agreement, in the form routinely available to BFC. BFC shall not possess any interest, title, lien or right to any such data or records. In addition, BFC agrees, upon Buyer's request, to permit Buyer and its auditors to have access, at all times while this Agreement is in effect, to any of Buyer's records or data which are in possession of BFC during BFC's regular business hours, upon reasonable prior notice and in a manner which does not interfere with BFC's business or its performance under this Agreement.

          (b) BFC shall deliver to Buyer upon its request a backup tape of Buyer's data in the form and with the content routinely available to BFC.

          (c) Without limiting the rights or obligation of the parties under the Purchase Agreement, BFC and Customer hereby covenant and agree to hold in trust and maintain confidential all Confidential Information relating to the other party. "Confidential Information" shall mean all information disclosed by either party to the other in connection with this Agreement, whether orally, visually, in writing or in any other tangible form, and includes, but is not limited to the prices, terms and conditions for any service performed pursuant to this Agreement, economic and business and financial data, business plans, and the like, but shall not include: (i) information which becomes generally available to the public other than by release in violation of the provisions of this
Section 12; (ii) information which becomes available on a nonconfidential basis to a party from a source other than the other party to this Agreement, provided such source is not and was not bound to hold such information confidential;
(iii) information acquired or developed independently by a party without violating this Section 12 or any other confidentiality agreement with the other party: and (iv) information that any party hereto reasonably believes it is required to disclose by law, provided that it first notifies the other party hereto of such requirement and allows such party a reasonable opportunity to seek a protective order or other appropriate remedy to prevent such disclosure. Without prejudice to the rights and remedies of either party to this Agreement, a party disclosing any Confidential Information to the other party in accordance with the provisions of this Agreement shall be entitled to equitable relief by way of any injunction if the other party hereto breaches or threatens to breach any provision of this Section 12. The obligations hereunder shall survive for a period of two (2) years beyond any termination of this Agreement.

     13.  Assignment.  Except as otherwise provided herein, neither party may
          ----------
assign or transfer any of its rights or duties under this Agreement to any third person or entity without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however (i) that at or following the Effective Date hereof, Customer may assign its rights or delegate its duties to any affiliate of Customer, provided that no such delegation will relieve Customer of its obligations hereunder, and (ii) Customer (or any such assignee) may assign its rights hereunder (or any portion thereof) to any lender or other person or entity in connection with any financing, provided that no such delegation will relieve Customer of its obligations hereunder.

     14.  Notices.  Any notice, instruction, direction or demand under the terms
          -------
of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission, overnight delivery or intercompany mail, or five (5) days after posting if sent by U.S. mail, to the addresses specified below or to such other address as either party may have furnished to the other in writing in accordance with this Section 14:

          If to Customer:     Eagle Family Foods, Inc.
                              220 White Plains Road
                              Tarrytown, New York 10591
                              Attn: Jonathan Rich, Esq.

          If to BFC           Borden Foods Corporation
                              Customer Services Administration
                              180 East Broad Street, 27th Floor
                              Columbus, Ohio 43215-3799
                              Attn.:  James A. King
                              FAX No.:  (614) 225-7133

                              Borden Foods Corporation
                              180 East Broad Street, 27th Floor
                              Columbus, Ohio 43215-3799
                              Attn.:  Nancy G. Brown

                                    Vice President,
                                    Legal and Corporate Affairs
                              FAX No.:  (614) 225-4420

     15.  Governing Law.  This Agreement shall be construed us accordance with
          -------------
and governed by the substantive internal laws of the State of Delaware.

     16.  Taxes.  Customer agrees that it will pay or promptly reimburse BFC for
          -----
any and all sales, use or proper taxes, assessments and other governmental charges levied which result from the performance of services by BFC under this Agreement, excluding payroll taxes with respect to BFC's employees, taxes based on BFC's income generally or corporate franchise taxes.

     17.  Suspension.  Except for Customer's obligation to pay BFC, neither
          ----------
party shall be liable for any failure to perform due to causes beyond its reasonable control. In such event, the party's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account of such causes. The party suffering such causes shall promptly notify the other party upon learning of the occurrence of such event, and will use its reasonable best efforts to resume its performance with the least possible delay. Furthermore, in the event of any failure, interruption or delay in performance of any Customer Service, whether excused or unexcused, BFC shall use its reasonable best efforts to restore such Customer Service as soon as may be reasonably possible in accordance with its existing contingency plans for such Customer Service.

     18.  Severability.  If any provisions of this Agreement shall be invalid or
          ------------
unenforceable, such invalidity or un-enforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provisions, and the rights and obligations of each party shall be construed and enforced accordingly.

     19.  Rights Upon Orderly Termination; Survival.  Upon termination or
          -----------------------------------------
expiration of this Agreement or any of the Customer Services, each party shall, upon request, forthwith return to the other party all reports, papers, materials and other information ("Information") required to be provided to the other party by this Agreement except that Customer shall in no event be required to return to BFC Information that was transferred or otherwise acquired by Customer pursuant to the Purchase Agreement. In addition, each party shall assist the other in the orderly termination or discontinuation of this Agreement or any of the Customer Services, described herein. Notwithstanding any termination of this Agreement, the obligations of the parties hereto to make payments hereunder and the provisions of Sections 7, 9, 10 and 12 and this Section 19 shall survive.

     20.  Amendment.  This Agreement may only be amended by a written agreement
          ---------
executed by both parties hereto. No purchase order or other ordering document that purports to modify or supplement the printed text of this Agreement or any exhibit hereto shall add to or vary the terms of this Agreement. All such proposed variations or additions (whether submitted by BFC or Customer) are objected to and deemed immaterial unless agreed to in writing. To expedite order processing, facsimile copies are considered documents equivalent to original documents; however, Customer agrees to provide BFC with one fully-executed original Agreement.

     21.  Entire Agreement.  This Agreement, including the exhibits hereto,
          ----------------
constitutes the entire agreement between the parties, and supersedes all prior agreement, representations, negotiations, statements or proposals related to the subject matter hereof.

     22.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.


BORDEN FOODS CORPORATION



By: /s/ Nancy G. Brown
   ---------------------------------------------------
Name: Nancy G. Brown
      ------------------------------------------------
Title: Vice President, General Counsel and Secretary
      ------------------------------------------------

EAGLE FAMILY FOODS, INC.



By: /s/ John O'C. Nugent
    --------------------------------------------------
Name: John O'C. Nugent
      ------------------------------------------------
Title: Chief Executive Officer, President and Director
       -----------------------------------------------

                                             Exhibit A: Transition Services & Charges

============================================================================================================================
Function                             Description                                                Charge      Units
============================================================================================================================
Payroll                              Agreement should be with rSP - reconcile taxes             2,000       per month
                                     to payment request and to ledger
----------------------------------------------------------------------------------------------------------------------------
Payroll Administration               Service will be provided by rSP                            14.17       per assoc per mo
----------------------------------------------------------------------------------------------------------------------------
*Medical & Dental Benefit            Service will be provided by rSP                            28.75       per assoc per mo
Administration
----------------------------------------------------------------------------------------------------------------------------
*Flexible Spending Service Fees      Service will be provided by rSP                             6.00       per assoc per mo
----------------------------------------------------------------------------------------------------------------------------
*Patient Advocacy Nurse Line         Service will be provided by rSP                             1.50       per assoc per mo
----------------------------------------------------------------------------------------------------------------------------
Workmans Compensation                Claims processing over cost of claim                        6.25       per claim
----------------------------------------------------------------------------------------------------------------------------
Market Research                      Project by request                                     cost determined on project basis
----------------------------------------------------------------------------------------------------------------------------
Syndicated Data                      Includes monthly refresh of syndicated data,              67,600       per month
                                     and access to the data by associates through
                                     data server
----------------------------------------------------------------------------------------------------------------------------
Syndicated Data - Tapes              Tapes for PPM (run semi annually)                         13,500       per month
----------------------------------------------------------------------------------------------------------------------------
Consumer Response                    Answer all consumer letter and phone contacts,              8.95       per contact
                                     Provide detailed analysis (e.g. graphs, trends)
                                     of contacts on a monthly basis or as needed, 8.95/
                                     contact
----------------------------------------------------------------------------------------------------------------------------
Note: Pension, 401K service fee, LTD, STD and life insurance support will need to be established by buyer. These services cannot be provided by Borden because buyer would not be participating in Borden plans.
----------------------------------------------------------------------------------------------------------------------------
* Buyer will need to establish outside service provider within 60 to 90 days of closing because of Borden's plan status as a non-multi-employer plan.
============================================================================================================================

Exhibit A: Canada Transition Services Charges                 Amounts in $Cdn.

====================================================================================================================================
 Note: All costs are Canadian dollars
------------------------------------------------------------------------------------------------------------------------------------
 Function                                         Description                                            Charge     Units
====================================================================================================================================
 Market Research                                  Projects by request
------------------------------------------------------------------------------------------------------------------------------------
 Syndicated Data                                  Includes monthly reporting of syndicated data           8,506     mo
------------------------------------------------------------------------------------------------------------------------------------
 Consumer Response                                                                                        $8.00     per contact
------------------------------------------------------------------------------------------------------------------------------------
 Advertising and Marketing                        Buyer's Responsibility
====================================================================================================================================

                   EXHIBIT B: TRANSITION SERVICES & CHARGES

=========================================================================================================
Function                 Description                                           Charge     Units
=========================================================================================================
Commission Payments      Process commission reports, calculate & arrange      $ 2,250     per month
                         payments. Does not include cutting checks.
---------------------------------------------------------------------------------------------------------
Coupon Redemption        Buyer will need to establish own arrangement           1,150     per month plus
                         with clearing house.                                             copuon clearing
                                                                                          house charges
---------------------------------------------------------------------------------------------------------
Trade Marketing          TIPS Trade Funding Management Services-                4,755     per month
                         Additionally, the following annual fees will
                         apply. Annual fee = $4,665
---------------------------------------------------------------------------------------------------------
General Ledger           Includes: Balance Sheet Income Statement,              5,000     per month
                         Department Expense & Trends
---------------------------------------------------------------------------------------------------------
Accounts Payable         Process invoices for payment process. Invoice/         3,000     per month
                         check $6.50; print check only $1.50; manual
                         check $20
---------------------------------------------------------------------------------------------------------
Cash Management          Record & Reconcile bank activity                       2,000     per month
---------------------------------------------------------------------------------------------------------
Capital Accounting       Includes payment of capital invoices, establishing     5,833     per month
                         depreciable lives for each asset and reporting
                         asset cost in FAST system
---------------------------------------------------------------------------------------------------------
Staffing                 Staffing, compensation administration,                15,625     per month
                         AAP/EEOC/OFCCP
=========================================================================================================

       Exhibit B: Canada Transition Services Charges            Amounts in $Cdn.

==============================================================================================
Note: All costs are Canadian dollars
----------------------------------------------------------------------------------------------
Function                 Description                                       Charge      Units
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
Coupon Redemption        Buyer Responsibility.  Must establish cut-over
                         procedure re: liability for coupons dropped
                         prior to sale.
----------------------------------------------------------------------------------------------
- General Ledger         Includes: Balance Sheet Income Statement,         3,362       mo
                         Department Expense & Trends
----------------------------------------------------------------------------------------------
- Accounts Payable       Process invoices for payment, print and mail      5,044       mo
                         checks
----------------------------------------------------------------------------------------------
- Cash Management        Record & reconcile bank activity                    841       mo
----------------------------------------------------------------------------------------------
- Trade Marketing        Trade Spending Reporting                          4,203       mo
==============================================================================================

                         Exhibit C: Transition Services & Charges

===================================================================================================================================
Function                           Description                                                                   Charge   Units
===================================================================================================================================
Order Management                   Order Receipt - EDI/FAX; Order Edit/Validation; Order Problem Resolution-     25,660   per month
                                   Pricing/Inventory; Order Monitoring/Expediting; Military EDI Processing;
                                   Invoicing/EDI Transmission; Invoice Adjustment Process
-----------------------------------------------------------------------------------------------------------------------------------
VMI                                Includes: Agreement of performance criteria with customers, analysis of        2,487   per month
                                   inventory & placing orders on behalf of selected customers
-----------------------------------------------------------------------------------------------------------------------------------
Master File Maintenance            Includes: Customer Master File, Product File, Price File, Promotion Deal       8,273   per month
                                   File, EDI Control Tables, Invoice Allowance tables
-----------------------------------------------------------------------------------------------------------------------------------
Distribution Operations -          Includes: Negotiation of rates, setup of accounts with 3rd party providers,   10,234   per month
Warehousing & Distribution         monitoring performance of 3rd parties from cost & services standpoint
Functions
-----------------------------------------------------------------------------------------------------------------------------------
Forecasting/Production             Includes: Production Scheduling & Product Control -- Identification of Aged   30,000   per month
Planning/Finished Goods            Product.  Sale of aged product not included in cost
Inventory Management/
Inventory-Forecasting Management
-----------------------------------------------------------------------------------------------------------------------------------
Total Credit Function                                                                                            41,449   per month
-----------------------------------------------------------------------------------------------------------------------------------
- A/R                              Cash Application, A/R Control, Database
-----------------------------------------------------------------------------------------------------------------------------------
- Credit                           Review of credit applications, maintenance of customer credit lines, timely resolution of past due items
-----------------------------------------------------------------------------------------------------------------------------------
- Customer Financial Services      Deduction Resolution - Assignment of proper accountability for Trade
                                   Spending programs, unsaleables, invoices corrections
-----------------------------------------------------------------------------------------------------------------------------------
Inventory Accounting               Includes FG inventory accountability from production to customer delivery      9,128   per month
-----------------------------------------------------------------------------------------------------------------------------------
Freight Accounting                 Includes payment and recording of freight from shipment confirmation to        9,924   per month
                                   Payment of line hauls and accessorials to carrier
-----------------------------------------------------------------------------------------------------------------------------------
                                   Includes: Orders and invoices, Case sales information collected in SDW,        4,000   per month
Sales Reporting                    maintenance of SDW & reporting tools
-----------------------------------------------------------------------------------------------------------------------------------

=========================================================================================================
Function            Description                                Charge               Units
=========================================================================================================
Systems             Operating & support costs for             180,100               per month
                    BFC systems assuming BFC users
                    running systems prior to
                    partitioning systems
---------------------------------------------------------------------------------------------------------
Export              Export sales & expediting overseas             18%              of transfer cost
                    shipments - est. $30,000/mo
---------------------------------------------------------------------------------------------------------

       Exhibit C: Canada Transition Services Charges            Amounts in $Cdn.

====================================================================================================================================
  Note:  All costs are Canadian dollars
------------------------------------------------------------------------------------------------------------------------------------
  Function                                    Description                                                    Charge          Units
====================================================================================================================================
  Order Management                            Order Receipt - EDI/FAX; Order Edit/Valuation; Order Problem            4,338  mo
                                              Resolution-Pricing/Inventory; Order Monitoring/Expediting;
                                              Invoicing/EDI Transmission; Invoice Adjustment Process
------------------------------------------------------------------------------------------------------------------------------------
  Master File Maintenance                     Includes: Customer Master File, Product File, Price File,                 414  mo
                                              Promotion Deal File, Ed. Control Tables, Invoice Allowance
                                              Tables
------------------------------------------------------------------------------------------------------------------------------------
  Forecasting/Production Planning/Finished    Includes: Production Scheduling & Product Control --                    1,520  mo
  Goods Inventory Management/Inventory-       Identification of Aged Product. Sale of aged product not
  Forecasting Management                      included in cost
------------------------------------------------------------------------------------------------------------------------------------
  Total Credit, Accounting Function, &                                                                               22,696  mo
  Local MIS
------------------------------------------------------------------------------------------------------------------------------------
  - A/R                                       Cash Application, A/R Control, Database                                 1,681  mo
------------------------------------------------------------------------------------------------------------------------------------
  - Credit                                    Review of credit applications, maintenance of customer                  1,681  mo
                                              credit lines, timely resolution of past due items. Bad
                                              debts are buyer's responsibility.
------------------------------------------------------------------------------------------------------------------------------------
  - Customer Financial Services               Deduction Resolution - Assignment of proper accountability              4,203  mo
                                              for Trade Spending programs, unsaleables, invoice
                                              corrections
------------------------------------------------------------------------------------------------------------------------------------
  - Sales Reporting                           Includes: Orders and invoices, Case sales information,                  1,681  mo
                                              maintenance of reporting tools
------------------------------------------------------------------------------------------------------------------------------------
  Systems                                     Includes all systems currently supporting BBNA businesses.     Under separate  mo
                                              Excludes any cost for separation of businesses.                cover
------------------------------------------------------------------------------------------------------------------------------------
  Export                                      N/A for these businesses
====================================================================================================================================

                                                                       EXHIBIT D

GENERAL PRINCIPLES REGARDING INFORMATION SERVICES, PROCUREMENT, RESEARCH AND DEVELOPMENT, SALES AND MARKETING TRANSITION ISSUES

Information Services "IS" Overview: One Borden IS individual will be identified
----------------------------------
to represent Borden in all IS transition activities.

PHASE I: Initial Transition Activity

Planning: Borden IS individuals will cooperate with Buyer to help finalize a
--------
workable and timely IS Transition Plan (the "Plan") from set-up through decoupling completion. The Plan will include comprehensive inventory of base systems,, processes, reports, technologies and data files. Borden IS individuals will support the planning process but will not be responsible for developing the Plan.

Systems Establishment: Within one month of Closing, there should be an
---------------------
independent identity for the Buyer in each aspect of distribution, including but not limited to inventory management through order entry and invoicing, and finance, including but not limited to accounts receivable through general ledger and bank reconciliation information. This will not require partitioning of Borden systems. Borden IS individuals will run Borden systems on the Buyer's behalf.

Initial System Transfer: Borden IS personnel will cooperate to accomplish the
-----------------------
Information transfer process in the order agreed to in the Plan.

PHASE 2: Decoupling Transition Activity

System Transfer: Borden IS personnel will cooperate and support the effort to
---------------
separate data and information flow for set up into the Buyer's stand alone system in accordance with the agreed to Plan. Additionally, Borden IS will provide copies of existing documentation of all programs supporting Signature Flavor Brands, developed by the Borden staff to the extent it can do so without cost or undue inconvenience.

System Testing: Borden IS personnel will not be responsible for testing Buyer's
--------------
stand alone systems but Borden IS personnel will provide support in the validation and testing of the data during the transfer process to the Buyer's stand alone systems.

System Transfer Completion: Borden will maintain its current level of service,
--------------------------
control and responsiveness for all outsourced services provided to the Buyer throughout the Transition Period.

PROCUREMENT

Borden will provide information with respect to (i) raw materials used and (ii) historical suppliers of the raw materials. Borden will provide information or manuals on its historical procurement policy and procedures. The foregoing is intended to be only copies of existing documents.

RESEARCH AND DEVELOPMENT

To the extent Borden's and development capacity will accommodate same, Borden will perform research and development, quality assurance and recipe development activities at Buyer's request and Buyer's cost.

SALES TRANSITION ACTIVITIES

At the earliest appropriate date, expected to be very early in December, Borden and Buyer shall have an agreed upon joint letter/statement to the trade, brokers and other relevant parties announcing the acquisition, transition plan and other details necessary to address their anticipated concerns.

MARKETING

Borden will provide reasonable access to current senior product managers for Signature Flavor Brands for a maximum of 120 days.

Borden will cooperate where feasible to achieve mutually beneficial joint corporate marketing benefits including but not limited to discounts on media purchases during the Transition Period.